Exhibit 3.2

USI HOLDINGS CORPORATION

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AMENDED AND RESTATED BY-LAWS

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ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of USI Holdings Corporation, a Delaware corporation (the “Corporation”), shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Place and Date of Annual Meeting; Notice. The annual meeting of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, at such time and on such day as may be determined by the Board of Directors and as such shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (A) participate in a meeting of stockholders and (B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. If for any reason the annual meeting shall not be held during the period designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

SECTION 2. Special Meeting; Notice. Special meetings of the stockholders for any purpose or purposes (including the election of directors), unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on May 26, 2005 as the same may be amended from time to time, and including any certificates of designations relating to shares of preferred stock of the Corporation (collectively, the “Certificate of Incorporation”), may be held at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors, by resolution of the Executive Committee, by the president or by the holders of not less than a majority of the votes of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than thirty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 3. Quorum. The holders of a majority of the votes of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present or represented, the affirmative vote of the majority of the shares of capital stock of the Corporation present or represented at the meeting shall be the act of the stockholders unless a greater number of votes is required by law, by the Certificate of Incorporation or by these Amended and Restated By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 4. Action Without Meeting. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 5. Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least fifteen days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and, if available, the telephone and facsimile numbers of each stockholder, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 5 of Article II to examine the list required by this Section 5 of Article II or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. Voting. Each stockholder shall be entitled to vote in person or by proxy that number of votes provided for in the Certificate of Incorporation for each share of capital stock of the Corporation having voting power held by such stockholder. All election of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

ARTICLE III

DIRECTORS

SECTION 1. Number, Election, Term.

(a) In General. The number of directors shall be fixed by a majority of the Board of Directors. The directors shall be elected at annual or special meetings of stockholders or by written consent of the stockholders entitled to vote in lieu thereof as provided in Article II, Section 4, and each director elected shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, incapacity, resignation or removal. Directors need not be stockholders.

(b) Expansion of Board in Certain Circumstances. During any period when the holders of any series of Preferred Stock of the Corporation have rights to elect additional directors as provided in any certificate of designations relating to such series of Preferred Stock, then upon proper exercise of such rights and for so long as the circumstances giving rise to the exercise of such rights exist, the then otherwise total authorized number of directors shall, without any action on the part of the Corporation, the Board of Directors or the stockholders of the Corporation, be increased by the number of additional directors the holders of such rights are entitled to elect. At such time as the circumstances giving rise to the exercise of such rights no longer exist, the total authorized number of directors shall, without any action on the part of the Corporation, the Board of Directors or the stockholders of the Corporation, be correspondingly decreased.

SECTION 2. Vacancies, Replacement. Any vacancies on the Board of Directors and newly created directorships may be filled by a vote of the stockholders of the Corporation or by a majority of the directors then serving on the Board of Directors, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election and until their successors are duly elected and shall qualify.

SECTION 3. Powers. Subject to Section 11(a) of this Article III, the business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated By-laws directed or required to be exercised or done by the stockholders or which are not, by the Certificate of Incorporation, prohibited to be done by the Board of Directors.

SECTION 4. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the president on not less than two days’ notice as hereinafter provided to each director. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

SECTION 7. Waiver. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8. Quorum.

(a) Quorum. Except as provided in the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or these Amended and Restated By-laws, at all meetings of the Board of Directors, a majority of the total number of directors then constituting the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 10. Telephonic Communications. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

SECTION 11. Committees.

(a) Executive Committee. The Corporation may elect to be governed by the provisions of Section 141(c)(2) of the DGCL, or any successor provision, and in the event of such election, the Board of Directors may create an executive committee which shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation, the powers and authority of the Board of Directors under Section 151(g) of the DGCL, or any successor provision, and any other powers and authority specifically granted to such executive committee, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that the executive committee shall not have any power or authority in reference to (i) approving or adopting, or recommending to stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders of the Corporation for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

(b) Other Committees. Provided that the Corporation elects to be governed by Section 141(c)(2) of the DGCL, the Corporation also may create other committees. Each other committee shall consist of one or more directors, shall have such names, powers and duties as may be determined from time to time by resolution approved by the Board of Directors, and shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case only to the extent that the same is within the scope of its powers and duties determined in the manner set forth in this Section 11(b) of Article III.

SECTION 12. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, only by a vote of the stockholders of the Corporation.

ARTICLE IV

OFFICERS

SECTION 1. Election and Office. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the Board of Directors, a chief executive officer, a president, a vice president, a treasurer and a secretary. If no officer with the title of president is appointed, the chief executive officer shall have the functions and authority conferred upon the president under law. The Board of Directors may also elect such additional officers as may, from time to time, be deemed desirable. Any number of offices may be held by the same person.

SECTION 2. Term, Powers and Duties. The term of office, powers and duties of each officer shall be as specified by the Board of Directors.

SECTION 3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

SECTION 4. Removal and Vacancies. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

ARTICLE V

CAPITAL STOCK

SECTION 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of stock owned by such person, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the Corporation by such officer or officers as the Board of Directors shall appoint. The Board of Directors may provide by resolution that the stock of the Corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares shall, upon request, be entitled to receive a certificate, signed by such officers designated by the Corporation and complying with the statute, representing the number of shares in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares owned by each such person.

SECTION 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be raised against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

SECTION 3. Transfer of Shares. Upon surrender to the secretary of the Corporation, or, if a transfer agent for the Corporation has been named by the Board of Directors, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

SECTION 4. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of any stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6. Signing Authority. Except as provided below, all contracts, agreements, assignments, transfers, deeds, stock powers or other instruments of the Corporation may be executed and delivered by the chairman of the Board of Directors, the chief executive officer, the president or any vice-president or by such other officer or officers, or agent or agents, of the Corporation as shall be thereunto authorized from time to time either by the Board of Directors or by power of attorney executed by any person pursuant to authority granted by the Board of Directors, and the secretary or the treasurer may affix the seal of the Corporation thereto and attest same. Certificates issued upon request to holders of uncertificated stock shall be signed by (i) the chairman of the Board of Directors, the chief executive officer, the president or a vice-president and (ii) the secretary or the treasurer.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve for such purposes as the Board of Directors shall deem to be in furtherance of the interests of the Corporation. The Board of Directors may from time to time, in its absolute discretion, modify or terminate any such reserve previously established by the Corporation.

SECTION 3. Notices. Whenever, under the provisions of the DGCL, the Certificate of Incorporation or of these Amended and Restated By-laws, any notice to any director, stockholder or other party is required such notice may be given in writing, by mail, addressed to such director, stockholder or other party, at such person’s address as it appears on the records of the Corporation, with postage prepaid thereon, in which case such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Amended and Restated By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic submission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 5. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 7. Limitation of Liability; Indemnification; Insurance.

(a) Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which provision, among other things, makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date of these Amended and Restated By-laws to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b) Indemnification. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) (each, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, if the basis of any such action, suit or proceeding is action in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists, or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to the following paragraph of this Section 7 of Article VI) only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this paragraph of Section 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph of Section 7 or otherwise. Such expenses incurred by other agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

If a claim which the Corporation is obligated to pay under the prior paragraph of this Section 7 of Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The provisions of this Section 7 of Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 7 of Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7 of Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, any provision of these Amended and Restated By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

(c) Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(d) General. Any repeal or modification of any provision of this Section 7 of Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SECTION 8. Amendments. These Amended and Restated By-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting as a single class, or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors; provided that the stockholders shall have the authority to change or repeal any by-laws adopted by the Board of Directors.